Exhibit 99.2

Earnings Release and Supplemental Information Package

Third Quarter 2023

AMH

2

AMH
Earnings Press Release
AMH Reports Third Quarter 2023 Financial and Operating Results
Raises Full Year 2023 Core FFO per Share and Unit Guidance
LAS VEGAS, November 2, 2023—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended September 30, 2023.
Highlights
•Rents and other single-family property revenues increased 7.7% year-over-year to $421.7 million for the third quarter of 2023.
•Net income attributable to common shareholders totaled $74.1 million, or $0.20 per diluted share, for the third quarter of 2023, compared to $50.7 million, or $0.14 per diluted share, for the third quarter of 2022.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 6.6% year-over-year to $0.41 per FFO share and unit for the third quarter of 2023 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 7.1% year-over-year to $0.35 per FFO share and unit for the third quarter of 2023.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.2% year-over-year for the third quarter of 2023.
•Achieved Same-Home Average Occupied Days Percentage of 96.4% in the third quarter of 2023, while generating 7.2% rate growth on new leases.
•Delivered a total of 714 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the third quarter of 2023.
•Raised Full Year 2023 Core FFO attributable to common share and unit holders guidance midpoint by $0.01 per share and unit to $1.65, representing anticipated full year growth of 7.1% over prior year.
“Our solid third quarter operating results reflect both the resilient fundamentals of single-family rentals and the power of the AMH platform. Our teams have done a great job executing this year, leading to another increase this quarter in our full year Core FFO per share guidance,” said David P. Singelyn, AMH’s Chief Executive Officer. “While the U.S. economy continues to face a number of challenges and uncertainties, AMH remains well-positioned for a strong close to 2023 thanks to our diversified portfolio footprint, superior operating platform, one-of-a-kind integrated development program and flexible investment grade balance sheet.”
Third Quarter 2023 Financial Results
Net income attributable to common shareholders totaled $74.1 million, or $0.20 per diluted share, for the third quarter of 2023, compared to $50.7 million, or $0.14 per diluted share, for the third quarter of 2022. The increase was primarily due to higher rental rates as well as higher net gains on property sales.
Rents and other single-family property revenues increased 7.7% to $421.7 million for the third quarter of 2023, compared to $391.6 million for the third quarter of 2022. Revenue growth was primarily driven by higher rental rates.
Core NOI from our total portfolio increased 6.6% to $224.8 million for the third quarter of 2023, compared to $210.8 million for the third quarter of 2022. This growth was driven by an 8.0% increase in core revenues resulting from higher rental rates, partially offset by a 10.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 5.8% to $302.3 million for the third quarter of 2023, compared to $285.7 million for the third quarter of 2022, which was driven by a 6.8% increase in Average Monthly Realized

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
Rent per property, partially offset by a 70 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 10.7% to $111.2 million for the third quarter of 2023, compared to $100.4 million for the third quarter of 2022, primarily driven by (i) increased property tax expense from anticipated 2023 property tax assessments and timing of prior year property tax accruals and (ii) increased repairs and maintenance (“R&M”) and turnover costs, net. As a result, Core NOI from Same-Home properties increased 3.2% to $191.1 million for the third quarter of 2023, compared to $185.2 million for the third quarter of 2022.
Core FFO attributable to common share and unit holders was $171.0 million, or $0.41 per FFO share and unit, for the third quarter of 2023, compared to $155.2 million, or $0.39 per FFO share and unit, for the third quarter of 2022. Adjusted FFO attributable to common share and unit holders was $146.2 million, or $0.35 per FFO share and unit, for the third quarter of 2023, compared to $132.1 million, or $0.33 per FFO share and unit, for the third quarter of 2022. These improvements were primarily attributable to higher rental rates.
Year-to-Date 2023 Financial Results
Net income attributable to common shareholders totaled $289.6 million, or $0.80 per diluted share, for the nine-month period ended September 30, 2023, compared to $163.2 million, or $0.47 per diluted share, for the nine-month period ended September 30, 2022. The increase was primarily due to higher net gains on property sales, higher rental rates, and a larger number of occupied properties.
Rents and other single-family property revenues increased 9.5% to $1.2 billion for the nine-month period ended September 30, 2023, compared to $1.1 billion for the nine-month period ended September 30, 2022. Revenue growth was driven by higher rental rates and an increase in our average occupied portfolio which grew to 55,901 homes for the nine-month period ended September 30, 2023, compared to 54,658 homes for the nine-month period ended September 30, 2022.
Core NOI from our total portfolio increased 9.1% to $669.2 million for the nine-month period ended September 30, 2023, compared to $613.2 million for the nine-month period ended September 30, 2022. This growth was driven by a 10.1% increase in core revenues resulting from higher rental rates and a larger number of occupied properties, partially offset by an 11.7% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 6.7% to $895.2 million for the nine-month period ended September 30, 2023, compared to $838.7 million for the nine-month period ended September 30, 2022, which was driven by a 7.3% increase in Average Monthly Realized Rent per property, partially offset by a 30 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 10.8% to $320.0 million for the nine-month period ended September 30, 2023, compared to $288.7 million for the nine-month period ended September 30, 2022, primarily driven by (i) increased property tax expense from anticipated 2023 property tax assessments and timing of prior year property tax accruals and (ii) inflationary increases in R&M and turnover costs, net and property management expenses, net. As a result, Core NOI from Same-Home properties increased 4.6% to $575.2 million for the nine-month period ended September 30, 2023, compared to $550.0 million for the nine-month period ended September 30, 2022.
Core FFO attributable to common share and unit holders was $509.9 million, or $1.23 per FFO share and unit, for the nine-month period ended September 30, 2023, compared to $458.3 million, or $1.15 per FFO share and unit, for the nine-month period ended September 30, 2022. Adjusted FFO attributable to common share and unit holders was $448.5 million, or $1.08 per FFO share and unit, for the nine-month period ended September 30, 2023, compared to $406.8 million, or $1.02 per FFO share and unit, for the nine-month period ended September 30, 2022. These improvements were primarily attributable to higher rental rates and a larger number of occupied properties.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
Portfolio
Average Occupied Days Percentage was 95.6% for the third quarter of 2023, compared to 96.2% for the second quarter of 2023.
Investments
As of September 30, 2023, the Company’s wholly-owned portfolio consisted of 59,092 homes, compared to 58,693 homes as of June 30, 2023, an increase of 399 homes during the third quarter of 2023, which included 615 newly constructed homes delivered through our AMH Development Program and eight homes acquired through our traditional acquisition channel, offset by 224 homes sold to third parties. During the third quarter of 2023, we also developed an additional 99 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 714 total program deliveries through our AMH Development Program. As of September 30, 2023, the Company had 700 properties held for sale and 2,936 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
As of September 30, 2023, the Company had cash and cash equivalents of $69.5 million and had total outstanding debt of $4.4 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 11.6 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility. Additionally, the Company has no debt maturities, other than recurring principal amortization, until the fourth quarter of 2024. During the third quarter of 2023, the Company generated $54.8 million of Retained Cash Flow and sold 224 properties generating $72.3 million of net proceeds.
In July 2023, the Company entered into a $625 million second strategic joint venture with institutional investors advised by J.P. Morgan Asset Management focused on constructing and operating newly built rental homes, providing additional scale, opportunity for economic upside and continued institutional endorsement of the Company’s industry leading built-for-rental strategy. The Company holds a 20% ownership interest in the joint venture, which has an evergreen term. Additionally, the Company will earn fees for development and management services provided to the joint venture and have an opportunity to earn a promoted interest after construction and initial operation of the joint venture’s properties.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2023
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.62 - $1.66	$1.64 - $1.66
Core FFO attributable to common share and unit holders growth	5.2% - 7.8%	6.5% - 7.8%

Same-Home
Core revenues growth	5.75% - 7.25%	6.00% - 7.00%
Core property operating expenses growth	8.75% - 10.75%	9.00% - 10.00%
Core NOI growth	4.00% - 5.50%	4.40% - 5.40%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2023 guidance:
•$0.01 incremental Core FFO per share primarily related to increased Core NOI growth from both the Same-Home and Non-Same-Home portfolios driven by better than expected controllable operating expense outlook as well as modestly favorable updates to Other income and expense, net.

Additional Information
A copy of the Company’s Third Quarter 2023 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, November 3, 2023 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2023 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, November 17, 2023 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13739600#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
American Homes 4 Rent (NYSE: AMH), which does business as AMH, is a leading owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties. Our goal is to simplify the experience of leasing a home and deliver peace of mind to households across the country.
In recent years, we’ve been named one of Fortune’s 2023 Best Workplaces in Real Estate™, a 2023 Great Place to Work®, a 2023 Most Loved Workplace®, a 2023 Top U.S. Homebuilder by Builder100, one of America’s Most Responsible Companies 2023 and America’s Most Trustworthy Companies 2023 by Newsweek and Statista Inc., and a Top ESG Regional Performer by Sustainalytics. As of September 30, 2023, we owned over 59,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2023 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2023 and 2022:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$421,697	$391,627	$1,214,948	$1,109,608
Tenant charge-backs	(65,840)	(62,014)	(167,049)	(157,423)
Core revenues	355,857	329,613	1,047,899	952,185
Less: Non-Same-Home core revenues	53,559	43,953	152,724	113,521
Same-Home core revenues	$302,298	$285,660	$895,175	$838,664

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$167,041	$152,065	$456,662	$414,978
Property management expenses	30,785	29,739	92,251	84,541
Noncash share-based compensation - property management	(953)	(1,015)	(3,151)	(3,146)
Expenses reimbursed by tenant charge-backs	(65,840)	(62,014)	(167,049)	(157,423)
Core property operating expenses	131,033	118,775	378,713	338,950
Less: Non-Same-Home core property operating expenses	19,824	18,338	58,757	50,243
Same-Home core property operating expenses	$111,209	$100,437	$319,956	$288,707

Core NOI and Same-Home Core NOI
Net income	$88,092	$61,665	$341,205	$206,234
Hurricane-related charges, net	—	6,133	—	6,133
Gain on sale and impairment of single-family properties and other, net	(33,335)	(24,197)	(180,752)	(79,052)
Depreciation and amortization	114,863	109,319	340,779	313,688
Acquisition and other transaction costs	3,399	4,482	12,650	18,114
Noncash share-based compensation - property management	953	1,015	3,151	3,146
Interest expense	34,381	36,254	105,107	98,622
General and administrative expense	18,336	16,986	56,128	53,115
Other income and expense, net	(1,865)	(819)	(9,082)	(6,765)
Core NOI	224,824	210,838	669,186	613,235
Less: Non-Same-Home Core NOI	33,735	25,615	93,967	63,278
Same-Home Core NOI	$191,089	$185,223	$575,219	$549,957

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$421,697	$395,548	$397,703	$380,926	$391,627
Tenant charge-backs	(65,840)	(45,814)	(55,395)	(45,183)	(62,014)
Core revenues	355,857	349,734	342,308	335,743	329,613
Less: Non-Same-Home core revenues	53,559	50,853	48,312	46,059	43,953
Same-Home core revenues	$302,298	$298,881	$293,996	$289,684	$285,660

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$167,041	$142,553	$147,068	$137,113	$152,065
Property management expenses	30,785	30,666	30,800	28,157	29,739
Noncash share-based compensation - property management	(953)	(1,132)	(1,066)	(715)	(1,015)
Expenses reimbursed by tenant charge-backs	(65,840)	(45,814)	(55,395)	(45,183)	(62,014)
Core property operating expenses	131,033	126,273	121,407	119,372	118,775
Less: Non-Same-Home core property operating expenses	19,824	19,339	19,594	19,041	18,338
Same-Home core property operating expenses	$111,209	$106,934	$101,813	$100,331	$100,437

Core NOI and Same-Home Core NOI
Net income	$88,092	$115,414	$137,699	$103,791	$61,665
Hurricane-related charges, net	—	—	—	—	6,133
Gain on sale and impairment of single-family properties and other, net	(33,335)	(62,758)	(84,659)	(57,407)	(24,197)
Depreciation and amortization	114,863	113,199	112,717	112,843	109,319
Acquisition and other transaction costs	3,399	4,175	5,076	5,338	4,482
Noncash share-based compensation - property management	953	1,132	1,066	715	1,015
Interest expense	34,381	34,844	35,882	36,249	36,254
General and administrative expense	18,336	19,937	17,855	14,942	16,986
Other income and expense, net	(1,865)	(2,482)	(4,735)	(100)	(819)
Core NOI	224,824	223,461	220,901	216,371	210,838
Less: Non-Same-Home Core NOI	33,735	31,514	28,718	27,018	25,615
Same-Home Core NOI	$191,089	$191,947	$192,183	$189,353	$185,223

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$224,824	$223,461	$220,901	$216,371	$210,838
Less: Encumbered Core NOI	64,844	64,665	64,077	63,798	62,906
Unencumbered Core NOI	$159,980	$158,796	$156,824	$152,573	$147,932

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Operating Data
Net income attributable to common shareholders	$74,113	$50,715	$289,607	$163,244
Core revenues	$355,857	$329,613	$1,047,899	$952,185
Core NOI	$224,824	$210,838	$669,186	$613,235
Core NOI margin	63.2%	64.0%	63.9%	64.4%
Fully Adjusted EBITDAre	$188,560	$175,341	$576,958	$528,631
Fully Adjusted EBITDAre Margin	52.8%	52.6%	54.7%	54.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.39	$0.35	$1.16	$1.03
Core FFO attributable to common share and unit holders	$0.41	$0.39	$1.23	$1.15
Adjusted FFO attributable to common share and unit holders	$0.35	$0.33	$1.08	$1.02

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$10,132,185	$10,007,290	$9,917,123	$9,938,672	$9,905,410
Total assets	$12,559,377	$12,522,438	$12,420,013	$12,175,059	$12,098,842
Outstanding borrowings under revolving credit facility	$—	$—	$—	$130,000	$—
Total Debt	$4,433,095	$4,438,629	$4,444,863	$4,581,628	$4,457,326
Total Capitalization	$18,591,650	$19,322,870	$17,668,693	$17,015,130	$17,969,520
Total Debt to Total Capitalization	23.8%	23.0%	25.2%	26.9%	24.8%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.3 x	5.4 x	6.0 x	5.9 x
NYSE AMH Class A common share closing price	$33.69	$35.45	$31.45	$30.14	$32.81

Portfolio Data - end of period
Occupied single-family properties	55,949	56,000	56,049	55,605	55,421
Single-family properties leased, not yet occupied	299	393	412	243	374
Single-family properties in turnover process	1,803	1,437	1,041	1,554	1,577
Single-family properties recently renovated or developed	333	215	234	464	383
Single-family properties newly acquired and under renovation	8	—	—	12	149
Total single-family properties, excluding properties held for sale	58,392	58,045	57,736	57,878	57,904
Single-family properties held for sale	700	648	903	1,115	1,057
Total single-family properties wholly owned	59,092	58,693	58,639	58,993	58,961
Single-family properties managed under joint ventures	2,936	2,846	2,688	2,540	2,271
Total single-family properties wholly owned and managed	62,028	61,539	61,327	61,533	61,232
Total Average Occupied Days Percentage (1)	95.6%	96.2%	96.3%	95.8%	95.7%
Same-Home Average Occupied Days Percentage (49,643 properties)	96.4%	97.1%	97.2%	96.9%	97.1%

Other Data
Distributions declared per common share	$0.22	$0.22	$0.22	$0.18	$0.18
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Rents and other single-family property revenues	$421,697	$391,627	$1,214,948	$1,109,608

Expenses:
Property operating expenses	167,041	152,065	456,662	414,978
Property management expenses	30,785	29,739	92,251	84,541
General and administrative expense	18,336	16,986	56,128	53,115
Interest expense	34,381	36,254	105,107	98,622
Acquisition and other transaction costs	3,399	4,482	12,650	18,114
Depreciation and amortization	114,863	109,319	340,779	313,688
Hurricane-related charges, net	—	6,133	—	6,133
Total expenses	368,805	354,978	1,063,577	989,191

Gain on sale and impairment of single-family properties and other, net	33,335	24,197	180,752	79,052
Other income and expense, net	1,865	819	9,082	6,765

Net income	88,092	61,665	341,205	206,234

Noncontrolling interest	10,493	7,464	41,140	24,119
Dividends on preferred shares	3,486	3,486	10,458	13,595
Redemption of perpetual preferred shares	—	—	—	5,276

Net income attributable to common shareholders	$74,113	$50,715	$289,607	$163,244

Weighted-average common shares outstanding:
Basic	362,426,273	348,944,055	361,665,436	347,730,579
Diluted	362,924,932	349,344,541	362,121,128	348,282,995

Net income attributable to common shareholders per share:
Basic	$0.20	$0.14	$0.80	$0.47
Diluted	$0.20	$0.14	$0.80	$0.47

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Net income attributable to common shareholders	$74,113	$50,715	$289,607	$163,244
Adjustments:
Noncontrolling interests in the Operating Partnership	10,493	7,464	41,140	24,119
Gain on sale and impairment of single-family properties and other, net	(33,335)	(24,197)	(180,752)	(79,052)
Adjustments for unconsolidated joint ventures	812	448	2,380	(122)
Depreciation and amortization	114,863	109,319	340,779	313,688
Less: depreciation and amortization of non-real estate assets	(4,476)	(3,543)	(12,902)	(9,648)
FFO attributable to common share and unit holders	$162,470	$140,206	$480,252	$412,229
Adjustments:
Acquisition, other transaction costs and other	3,399	4,482	12,650	18,114
Noncash share-based compensation - general and administrative	4,160	3,390	13,885	13,352
Noncash share-based compensation - property management	953	1,015	3,151	3,146
Hurricane-related charges, net	—	6,133	—	6,133
Redemption of perpetual preferred shares	—	—	—	5,276
Core FFO attributable to common share and unit holders	$170,982	$155,226	$509,938	$458,250
Recurring Capital Expenditures	(23,973)	(22,479)	(59,079)	(49,616)
Leasing costs	(792)	(689)	(2,368)	(1,868)
Adjusted FFO attributable to common share and unit holders	$146,217	$132,058	$448,491	$406,766

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.39	$0.35	$1.16	$1.03
Core FFO attributable to common share and unit holders	$0.41	$0.39	$1.23	$1.15
Adjusted FFO attributable to common share and unit holders	$0.35	$0.33	$1.08	$1.02

Weighted-average FFO shares and units:
Common shares outstanding	362,426,273	348,944,055	361,665,436	347,730,579
Share-based compensation plan and forward sale equity contracts (1)	910,552	840,009	800,032	984,215
Operating partnership units	51,376,980	51,376,980	51,376,980	51,376,980
Total weighted-average FFO shares and units	414,713,805	401,161,044	413,842,448	400,091,774
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Rents from single-family properties	$352,986	$326,489	$1,040,072	$943,190
Fees from single-family properties	8,022	7,017	22,862	20,008
Bad debt	(5,151)	(3,893)	(15,035)	(11,013)
Core revenues	355,857	329,613	1,047,899	952,185

Property tax expense	59,585	52,902	180,212	157,291
HOA fees, net (1)	6,832	6,406	19,105	17,889
R&M and turnover costs, net (1)	32,252	28,851	82,822	76,336
Insurance	4,680	3,579	13,212	10,489
Property management expenses, net (2)	27,684	27,037	83,362	76,945
Core property operating expenses	131,033	118,775	378,713	338,950

Core NOI	$224,824	$210,838	$669,186	$613,235
Core NOI margin	63.2%	64.0%	63.9%	64.4%

	For the Three Months Ended Sep 30, 2023
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	49,643	5,888	2,853	708	59,092
Average Occupied Days Percentage	96.4%	95.8%	78.0%	63.8%	95.2%

Rents from single-family properties	$299,652	$38,026	$12,532	$2,776	$352,986
Fees from single-family properties	6,746	822	383	71	8,022
Bad debt	(4,100)	(526)	(193)	(332)	(5,151)
Core revenues	302,298	38,322	12,722	2,515	355,857

Property tax expense	51,646	5,291	1,948	700	59,585
HOA fees, net (1)	5,737	750	276	69	6,832
R&M and turnover costs, net (1)	27,379	2,593	1,759	521	32,252
Insurance	3,962	460	205	53	4,680
Property management expenses, net (2)	22,485	2,677	2,263	259	27,684
Core property operating expenses	111,209	11,771	6,451	1,602	131,033

Core NOI	$191,089	$26,551	$6,271	$913	$224,824
Core NOI margin	63.2%	69.3%	49.3%	36.3%	63.2%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,441 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 1,412 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.
(4)Includes 700 properties held for sale and 8 single-family properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2023	2022	Change	2023	2022	Change
Number of Same-Home properties	49,643	49,643		49,643	49,643
Average Occupied Days Percentage	96.4%	97.1%	(0.7)%	96.9%	97.2%	(0.3)%
Average Monthly Realized Rent per property	$2,086	$1,954	6.8%	$2,049	$1,910	7.3%
Turnover Rate	8.6%	8.3%	0.3%	23.1%	22.2%	0.9%
Turnover Rate - TTM	29.0%	N/A		29.0%	N/A

Core NOI:
Rents from single-family properties	$299,652	$282,489	6.1%	$887,363	$829,690	7.0%
Fees from single-family properties	6,746	5,900	14.3%	19,165	16,740	14.5%
Bad debt	(4,100)	(2,729)	50.2%	(11,353)	(7,766)	46.2%
Core revenues	302,298	285,660	5.8%	895,175	838,664	6.7%

Property tax expense	51,646	45,726	12.9%	154,709	136,856	13.0%
HOA fees, net (1)	5,737	5,465	5.0%	16,287	15,427	5.6%
R&M and turnover costs, net (1)	27,379	23,972	14.2%	69,494	63,683	9.1%
Insurance	3,962	3,109	27.4%	11,261	9,156	23.0%
Property management expenses, net (2)	22,485	22,165	1.4%	68,205	63,585	7.3%
Core property operating expenses	111,209	100,437	10.7%	319,956	288,707	10.8%

Core NOI	$191,089	$185,223	3.2%	$575,219	$549,957	4.6%
Core NOI margin	63.2%	64.8%		64.3%	65.6%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$20,917	$19,207	8.9%	$51,650	$43,417	19.0%

Per property:
Average Recurring Capital Expenditures	$421	$387	8.9%	$1,040	$875	19.0%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$973	$870	11.8%	$2,440	$2,157	13.1%

Property Enhancing Capex	$14,536	$16,691		$42,070	$43,437
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Average Occupied Days Percentage	96.4%	97.1%	97.2%	96.9%	97.1%
Average Monthly Realized Rent per property	$2,086	$2,048	$2,013	$1,991	$1,954

Average Change in Rent for Renewals	7.1%	7.0%	6.8%	7.9%	8.3%
Average Change in Rent for Re-Leases	7.2%	9.4%	7.7%	8.2%	12.3%
Average Blended Change in Rent	7.2%	7.6%	7.1%	8.0%	9.5%

Core NOI:
Rents from single-family properties	$299,652	$296,130	$291,581	$287,342	$282,489
Fees from single-family properties	6,746	6,213	6,206	5,836	5,900
Bad debt	(4,100)	(3,462)	(3,791)	(3,494)	(2,729)
Core revenues	302,298	298,881	293,996	289,684	285,660

Property tax expense	51,646	52,095	50,968	51,728	45,726
HOA fees, net (1)	5,737	5,457	5,093	5,186	5,465
R&M and turnover costs, net (1)	27,379	22,719	19,396	19,449	23,972
Insurance	3,962	3,924	3,375	3,112	3,109
Property management expenses, net (2)	22,485	22,739	22,981	20,856	22,165
Core property operating expenses	111,209	106,934	101,813	100,331	100,437

Core NOI	$191,089	$191,947	$192,183	$189,353	$185,223
Core NOI margin	63.2%	64.2%	65.4%	65.4%	64.8%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$20,917	$18,338	$12,395	$13,479	$19,207

Per property:
Average Recurring Capital Expenditures	$421	$369	$250	$272	$387
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$973	$827	$640	$663	$870

Property Enhancing Capex	$14,536	$13,781	$13,753	$12,868	$16,691
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q23 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,696	$201,475	9.2%	7.7%	8.1%	7.8%
Dallas-Fort Worth, TX	3,812	172,447	6.5%	7.2%	6.5%	7.0%
Charlotte, NC	3,633	206,977	7.6%	7.1%	8.4%	7.5%
Phoenix, AZ	2,762	191,273	6.4%	6.8%	5.4%	6.4%
Nashville, TN	2,759	230,731	7.0%	6.2%	6.6%	6.4%
Indianapolis, IN	2,643	163,973	3.8%	5.6%	6.4%	5.9%
Jacksonville, FL	2,519	195,035	4.8%	6.7%	5.3%	6.3%
Tampa, FL	2,469	212,349	4.7%	9.1%	8.4%	8.9%
Houston, TX	2,189	172,569	3.0%	7.0%	5.0%	6.6%
Raleigh, NC	2,015	194,589	4.1%	6.6%	6.2%	6.4%
Columbus, OH	1,986	184,078	4.1%	6.7%	7.1%	6.8%
Cincinnati, OH	1,936	186,415	4.0%	7.9%	8.4%	8.1%
Orlando, FL	1,602	195,625	3.1%	9.7%	9.9%	9.8%
Salt Lake City, UT	1,593	274,758	4.2%	5.9%	6.8%	6.2%
Greater Chicago area, IL and IN	1,536	190,290	3.0%	7.3%	7.7%	7.4%
Charleston, SC	1,271	216,469	2.8%	8.2%	6.6%	7.6%
Las Vegas, NV	1,231	215,464	2.8%	5.0%	3.9%	4.6%
San Antonio, TX	1,097	184,653	1.6%	4.9%	0.6%	3.8%
Savannah/Hilton Head, SC	892	187,959	1.9%	9.1%	11.7%	10.0%
Seattle, WA	879	291,263	2.3%	8.0%	10.0%	8.8%
All Other (2)	6,123	202,629	13.1%	7.1%	8.1%	7.4%
Total/Average	49,643	$199,752	100.0%	7.1%	7.2%	7.2%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	3Q23 QTD	3Q22 QTD	Change	3Q23 QTD	3Q22 QTD	Change
Atlanta, GA	96.3%	97.4%	(1.1)%	$2,112	$1,966	7.4%
Dallas-Fort Worth, TX	96.3%	97.5%	(1.2)%	2,168	2,034	6.6%
Charlotte, NC	96.8%	97.3%	(0.5)%	2,027	1,889	7.3%
Phoenix, AZ	95.8%	96.9%	(1.1)%	2,037	1,900	7.2%
Nashville, TN	95.8%	97.3%	(1.5)%	2,218	2,061	7.6%
Indianapolis, IN	96.5%	96.1%	0.4%	1,764	1,680	5.0%
Jacksonville, FL	96.6%	97.0%	(0.4)%	2,057	1,929	6.6%
Tampa, FL	96.0%	98.3%	(2.3)%	2,249	2,055	9.4%
Houston, TX	97.0%	96.8%	0.2%	1,948	1,860	4.7%
Raleigh, NC	96.5%	97.4%	(0.9)%	1,921	1,814	5.9%
Columbus, OH	96.8%	96.9%	(0.1)%	2,045	1,926	6.2%
Cincinnati, OH	96.5%	96.3%	0.2%	2,012	1,884	6.8%
Orlando, FL	96.3%	98.0%	(1.7)%	2,196	2,011	9.2%
Salt Lake City, UT	96.3%	97.0%	(0.7)%	2,284	2,153	6.1%
Greater Chicago area, IL and IN	97.5%	96.9%	0.6%	2,298	2,167	6.0%
Charleston, SC	97.0%	96.0%	1.0%	2,147	2,019	6.3%
Las Vegas, NV	96.2%	97.0%	(0.8)%	2,104	1,985	6.0%
San Antonio, TX	96.2%	96.9%	(0.7)%	1,895	1,830	3.6%
Savannah/Hilton Head, SC	97.4%	98.0%	(0.6)%	2,024	1,868	8.4%
Seattle, WA	95.5%	96.1%	(0.6)%	2,613	2,410	8.4%
All Other (2)	96.4%	96.7%	(0.3)%	2,062	1,938	6.4%
Total/Average	96.4%	97.1%	(0.7)%	$2,086	$1,954	6.8%
(1)Reflected for the three months ended September 30, 2023.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2023	Dec 31, 2022
	(Unaudited)
Assets
Single-family properties:
Land	$2,225,477	$2,197,233
Buildings and improvements	10,545,835	10,127,891
Single-family properties in operation	12,771,312	12,325,124
Less: accumulated depreciation	(2,639,127)	(2,386,452)
Single-family properties in operation, net	10,132,185	9,938,672
Single-family properties under development and development land	1,334,992	1,187,221
Single-family properties and land held for sale, net	160,328	198,716
Total real estate assets, net	11,627,505	11,324,609
Cash and cash equivalents	69,514	69,155
Restricted cash	173,133	148,805
Rent and other receivables	53,773	47,752
Escrow deposits, prepaid expenses and other assets	372,157	331,446
Investments in unconsolidated joint ventures	117,350	107,347
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$12,559,377	$12,175,059

Liabilities
Revolving credit facility	$—	$130,000
Asset-backed securitizations, net	1,876,087	1,890,842
Unsecured senior notes, net	2,498,959	2,495,156
Accounts payable and accrued expenses	633,795	484,403
Total liabilities	5,008,841	5,000,401

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,614	3,529
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,251,465	6,931,819
Accumulated deficit	(391,452)	(440,791)
Accumulated other comprehensive income	965	1,332
Total shareholders’ equity	6,864,690	6,495,987
Noncontrolling interest	685,846	678,671
Total equity	7,550,536	7,174,658

Total liabilities and equity	$12,559,377	$12,175,059

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of September 30, 2023
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	6.31%	2.5
Total floating rate debt	—	—	—	—%	6.31%	2.5

Fixed rate debt:
AMH 2014-SFR2 securitization	463,199	—	463,199	10.4%	4.42%	1.0
AMH 2014-SFR3 securitization	478,612	—	478,612	10.8%	4.40%	1.2
AMH 2015-SFR1 securitization	503,681	—	503,681	11.4%	4.14%	21.5
AMH 2015-SFR2 securitization	437,603	—	437,603	9.9%	4.36%	22.0
2028 unsecured senior notes	—	500,000	500,000	11.3%	4.08%	4.4
2029 unsecured senior notes	—	400,000	400,000	9.0%	4.90%	5.4
2031 unsecured senior notes	—	450,000	450,000	10.2%	2.46%	7.8
2032 unsecured senior notes	—	600,000	600,000	13.4%	3.63%	8.5
2051 unsecured senior notes	—	300,000	300,000	6.8%	3.38%	27.8
2052 unsecured senior notes	—	300,000	300,000	6.8%	4.30%	28.6
Total fixed rate debt	1,883,095	2,550,000	4,433,095	100.0%	4.00%	11.6

Total Debt	$1,883,095	$2,550,000	4,433,095	100.0%	4.00%	11.6

Unamortized discounts and loan costs			(58,049)
Total debt per balance sheet			$4,375,046

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2023	$5,179	0.1%
2024	949,510	21.4%
2025	10,302	0.2%
2026	10,302	0.2%
2027	10,302	0.2%
Thereafter	3,447,500	77.9%
Total	$4,433,095	100.0%
(1)Interest rates are as of September 30, 2023 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis. The AMH 2015-SFR1 securitization and AMH 2015-SFR2 securitization have anticipated repayment dates of April 9, 2025 and October 9, 2025, respectively. If the securitizations are not repaid by this date, the duration-adjusted weighted-average interest rate will increase by a minimum of 3.00%.
(3)The Company amended its revolving credit facility in connection with the transition from the LIBOR to the Secured Overnight Financing Rate (“SOFR”) during the second quarter of 2023. The revolving credit facility bears interest at SOFR, as adjusted for the Company’s SOFR spread, plus 0.90% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2023	2022	2023	2022
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$34,381	$36,254	$105,107	$98,622
Less: amortization of discounts, loan costs and cash flow hedges	(3,085)	(3,086)	(9,193)	(8,588)
Add: capitalized interest	14,170	12,861	40,991	39,415
Cash interest	$45,466	$46,029	$136,905	$129,449

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of September 30, 2023
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,433,095	23.8%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	362,055,923
Operating partnership units	51,376,980
Total shares and units	413,432,903
NYSE AMH Class A common share closing price at September 30, 2023	$33.69
Market value of common shares and operating partnership units		13,928,555	75.0%

Total Capitalization		$18,591,650	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.3 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage	70.9%	S&P Global Ratings	BBB	Stable

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.6%
Ratio of Secured Debt to Total Assets	<	40.0%	12.5%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	459.7%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.51 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.5%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	11.7%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	27.2%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.77 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	6.48 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of September 30, 2023
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,851	10.0%	$222,478	2,173	17.2
Dallas-Fort Worth, TX	4,108	7.0%	175,506	2,100	19.3
Charlotte, NC	4,039	6.9%	217,682	2,109	17.8
Phoenix, AZ	3,386	5.8%	212,239	1,839	19.1
Nashville, TN	3,290	5.6%	245,952	2,116	16.0
Jacksonville, FL	3,038	5.2%	215,247	1,928	14.4
Indianapolis, IN	2,863	4.9%	173,466	1,928	20.6
Tampa, FL	2,875	4.9%	229,767	1,947	15.2
Houston, TX	2,458	4.2%	177,734	2,086	17.8
Raleigh, NC	2,175	3.7%	199,047	1,890	17.6
Cincinnati, OH	2,125	3.6%	196,358	1,842	20.7
Columbus, OH	2,151	3.7%	194,252	1,878	20.9
Las Vegas, NV	2,128	3.6%	282,700	1,935	11.8
Salt Lake City, UT	1,899	3.3%	303,986	2,244	17.0
Orlando, FL	1,982	3.4%	216,061	1,910	18.4
Greater Chicago area, IL and IN	1,559	2.7%	190,489	1,866	22.1
Charleston, SC	1,520	2.6%	227,982	1,963	12.9
San Antonio, TX	1,282	2.2%	196,843	1,925	14.7
Seattle, WA	1,149	2.0%	327,350	2,001	13.6
Savannah/Hilton Head, SC	1,042	1.8%	209,613	1,888	15.0
All Other (3)	7,472	12.9%	231,277	1,910	17.6
Total/Average	58,392	100.0%	$218,717	1,991	17.4
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.4%	$2,103	7.7%	7.9%	7.7%
Dallas-Fort Worth, TX	95.8%	2,148	7.2%	6.7%	7.0%
Charlotte, NC	96.6%	2,016	7.1%	8.6%	7.6%
Phoenix, AZ	95.4%	2,015	7.1%	5.4%	6.6%
Nashville, TN	95.7%	2,201	6.2%	6.7%	6.4%
Jacksonville, FL	95.3%	2,050	6.7%	5.1%	6.2%
Indianapolis, IN	96.5%	1,753	5.6%	6.3%	5.9%
Tampa, FL	95.3%	2,246	9.1%	8.3%	8.8%
Houston, TX	96.6%	1,928	7.0%	5.0%	6.5%
Raleigh, NC	96.1%	1,909	6.6%	6.3%	6.5%
Cincinnati, OH	96.2%	1,993	7.8%	8.2%	8.0%
Columbus, OH	96.3%	2,033	6.7%	7.3%	6.9%
Las Vegas, NV	92.0%	2,148	4.6%	3.2%	4.2%
Salt Lake City, UT	95.8%	2,311	5.5%	6.6%	5.9%
Orlando, FL	94.8%	2,188	9.8%	10.3%	9.9%
Greater Chicago area, IL and IN	97.3%	2,273	7.3%	7.6%	7.4%
Charleston, SC	95.7%	2,136	8.0%	6.7%	7.6%
San Antonio, TX	95.5%	1,885	5.0%	1.3%	4.1%
Seattle, WA	95.1%	2,612	8.0%	8.5%	8.2%
Savannah/Hilton Head, SC	96.6%	2,031	9.0%	11.9%	10.0%
All Other (3)	94.8%	2,062	7.0%	7.5%	7.1%
Total/Average	95.6%	$2,081	7.1%	7.1%	7.1%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended September 30, 2023.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	3Q23 Additions		YTD 3Q23 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Las Vegas, NV	118	$368,974	292	$369,110
Atlanta, GA	86	353,219	154	345,912
Tampa, FL	78	353,903	167	354,119
Orlando, FL	64	335,953	148	339,853
Jacksonville, FL	59	324,498	150	316,424
Nashville, TN	42	381,733	72	403,732
Charlotte, NC	40	335,318	99	372,383
Boise, ID	35	402,233	155	383,724
Columbus, OH	26	372,297	46	376,869
Colorado Springs, CO	24	508,813	43	500,453
Tucson, AZ	22	297,025	22	297,025
Phoenix, AZ	22	392,404	22	392,404
Savannah/Hilton Head, SC	2	336,132	2	336,132
Salt Lake City, UT	2	644,490	2	644,490
Cincinnati, OH	2	282,414	2	282,414
Indianapolis, IN	1	334,242	1	334,242
Raleigh, NC	—	—	14	240,504
Seattle, WA	—	—	13	528,614
Total/Average	623	$362,134	1,404	$363,593

Property Dispositions

	Sep 30, 2023 Single-Family Properties Held for Sale	3Q23 Dispositions		YTD 3Q23 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Houston, TX	106	43	$253,333	326	$233,456
Greater Chicago area, IL and IN	92	15	287,539	73	249,433
Inland Empire, CA	79	26	474,993	75	454,191
Dallas-Fort Worth, TX	66	26	313,369	147	290,661
Atlanta, GA	43	29	318,240	110	286,038
Austin, TX	34	3	286,641	34	302,841
San Antonio, TX	25	10	258,097	41	237,804
Indianapolis, IN	25	9	222,455	62	232,196
Orlando, FL	23	2	361,103	27	326,397
Bay Area, CA	23	3	483,385	24	521,317
Charlotte, NC	21	5	321,129	46	307,379
Phoenix, AZ	21	12	343,724	73	333,762
Nashville, TN	19	8	367,735	30	342,780
Tampa, FL	18	2	393,661	23	372,371
Central Valley, CA	18	4	298,949	14	318,237
Charleston, SC	16	1	517,245	12	299,206
Milwaukee, WI	14	1	404,825	10	338,793
Memphis, TN	8	1	244,522	14	262,214
Miami, FL	7	3	390,331	8	362,871
Raleigh, NC	7	2	170,012	18	242,514
All Other (1)	35	19	337,262	138	333,577
Total/Average	700	224	$322,719	1,305	$294,327
(1)Represents 16 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of September 30, 2023

	YTD 3Q23 Deliveries			Sep 30, 2023 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	292	$363,000	$2,380	1,293
Tampa, FL	245	356,000	2,590	614
Jacksonville, FL	198	330,000	2,290	718
Atlanta, GA	188	353,000	2,510	742
Orlando, FL	183	349,000	2,460	1,135
Charlotte, NC	171	373,000	2,450	362
Boise, ID	155	384,000	2,280	295
Nashville, TN	74	405,000	2,560	423
Denver, CO	71	560,000	3,080	579
Phoenix, AZ	65	340,000	2,390	1,875
Salt Lake City, UT	54	448,000	2,610	157
Columbus, OH	46	377,000	2,500	554
Seattle, WA	36	506,000	3,090	256
Charleston, SC	19	520,000	3,350	910
Raleigh, NC	17	394,000	2,380	66
Total/Average	1,814	$376,000	$2,490	9,979
Lots optioned				3,172
Total lots owned and optioned				13,151

Estimated Delivery Timing

	Dec 31, 2022 Lots for Future Delivery (1)	YTD 3Q23 Lots Added (3)	YTD 3Q23 Deliveries	Full Year Estimated 2023 Deliveries (4)	Deliveries Thereafter (4)
Wholly-owned development pipeline (2)	13,764	(11)	1,382	1,775 - 1,925	11,903
Joint venture development pipeline (2)(5)	743	469	432	425 - 475	762
Total development pipeline	14,507	458	1,814	2,200 - 2,400	12,665
(1)Lots controlled in escrow are not included.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents lots acquired and optioned, net of lots transferred to held for sale or disposed during the period.
(4)Reflects the Company’s latest development program estimates as of November 2, 2023.
(5)Represents three unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	4Q23	1Q24	2Q24	3Q24	Thereafter
Lease expirations	2,898	9,040	12,023	15,180	14,072	3,035

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
2021	—	—	—	1,749,286	72,344	41.36
2022	—	—	—	—	—	—
1Q23	—	—	—	—	—	—
2Q23	—	—	—	—	—	—
3Q23	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	1,835,416	74,758	$40.73
	Remaining authorization:	$265,067		Remaining authorization: (1)	$1,000,000
(1)In June 2023, the Company entered into a new at-the-market common share offering program, replacing the previously expiring program, under which it can issue Class A common shares from time to time through various sales agents up to an aggregate gross sales offering price of $1.0 billion.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2023 Guidance
Set forth below are the Company’s current expectations with respect to full year 2023 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2023 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2023 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2023
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.62 - $1.66	$1.64 - $1.66
Core FFO attributable to common share and unit holders growth	5.2% - 7.8%	6.5% - 7.8%

Same-Home
Core revenues growth	5.75% - 7.25%	6.00% - 7.00%
Core property operating expenses growth	8.75% - 10.75%	9.00% - 10.00%
Core NOI growth	4.00% - 5.50%	4.40% - 5.40%

Full Year 2023 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,775 - 1,925	$600 - $700 million
Wholly owned land and development pipeline	—	$100 - $150 million
Pro rata share of JV and Property Enhancing Capex	—	$100 - $150 million
Total capital investment (wholly owned and pro rata JV)	1,775 - 1,925	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2023 guidance:
•$0.01 incremental Core FFO per share primarily related to increased Core NOI growth from both the Same-Home and Non-Same-Home portfolios driven by better than expected controllable operating expense outlook as well as modestly favorable updates to Other income and expense, net.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total Debt	$4,433,095	$4,438,629	$4,444,863	$4,581,628	$4,457,326
Less: cash and cash equivalents	(69,514)	(199,601)	(255,559)	(69,155)	(97,244)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(52,382)	(45,289)	(42,365)	(39,854)	(49,932)
Net debt	$4,285,533	$4,168,073	$4,121,273	$4,446,953	$4,284,484
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$4,515,533	$4,398,073	$4,351,273	$4,676,953	$4,514,484

Adjusted EBITDAre - TTM	$842,366	$827,550	$809,987	$784,076	$760,912

Net Debt and Preferred Shares to Adjusted EBITDAre	5.4 x	5.3 x	5.4 x	6.0 x	5.9 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2023
Interest expense per income statement	$141,356
Less: amortization of discounts, loan costs and cash flow hedges	(12,278)
Add: capitalized interest	53,661
Cash interest	182,739
Dividends on preferred shares	13,944
Fixed charges	$196,683

Adjusted EBITDAre - TTM	$842,366

Fixed Charge Coverage	4.3 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Sep 30, 2023
(Amounts in thousands)	Dec 31, 2022	Mar 31, 2023	Jun 30, 2023	Sep 30, 2023
Unencumbered Core NOI	$152,573	$156,824	$158,796	$159,980	$628,173
Core NOI	216,371	220,901	223,461	224,824	885,557
Unencumbered Core NOI Percentage					70.9%

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2023 and 2022 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Net income	$88,092	$61,665	$341,205	$206,234
Interest expense	34,381	36,254	105,107	98,622
Depreciation and amortization	114,863	109,319	340,779	313,688
EBITDA	$237,336	$207,238	$787,091	$618,544

Gain on sale and impairment of single-family properties and other, net	(33,335)	(24,197)	(180,752)	(79,052)
Adjustments for unconsolidated joint ventures	812	448	2,380	(122)
EBITDAre	$204,813	$183,489	$608,719	$539,370

Noncash share-based compensation - general and administrative	4,160	3,390	13,885	13,352
Noncash share-based compensation - property management	953	1,015	3,151	3,146
Acquisition, other transaction costs and other	3,399	4,482	12,650	18,114
Hurricane-related charges, net	—	6,133	—	6,133
Adjusted EBITDAre	$213,325	$198,509	$638,405	$580,115

Recurring Capital Expenditures	(23,973)	(22,479)	(59,079)	(49,616)
Leasing costs	(792)	(689)	(2,368)	(1,868)
Fully Adjusted EBITDAre	$188,560	$175,341	$576,958	$528,631

Rents and other single-family property revenues	$421,697	$391,627	$1,214,948	$1,109,608
Less: tenant charge-backs	(65,840)	(62,014)	(167,049)	(157,423)
Adjustments for unconsolidated joint ventures - income	1,535	3,835	7,703	10,186
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$357,392	$333,448	$1,055,602	$962,371

Adjusted EBITDAre Margin	59.7%	59.5%	60.5%	60.3%

Fully Adjusted EBITDAre Margin	52.8%	52.6%	54.7%	54.9%

28

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income	$444,996	$418,569	$377,710	$310,025	$267,557
Interest expense	141,356	143,229	143,186	134,871	126,885
Depreciation and amortization	453,622	448,078	439,294	426,531	410,854
EBITDA	$1,039,974	$1,009,876	$960,190	$871,427	$805,296

Gain on sale and impairment of single-family properties and other, net	(238,159)	(229,021)	(199,074)	(136,459)	(92,347)
Adjustments for unconsolidated joint ventures	2,846	2,482	1,225	344	197
EBITDAre	$804,661	$783,337	$762,341	$735,312	$713,146

Noncash share-based compensation - general and administrative	15,851	15,081	15,031	15,318	14,991
Noncash share-based compensation - property management	3,866	3,928	3,928	3,861	3,872
Acquisition, other transaction costs and other	17,988	19,071	22,554	23,452	22,770
Hurricane-related charges, net	—	6,133	6,133	6,133	6,133
Adjusted EBITDAre	$842,366	$827,550	$809,987	$784,076	$760,912

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Property management expenses	$30,785	$29,739	$92,251	$84,541
Less: tenant charge-backs	(2,148)	(1,687)	(5,738)	(4,450)
Less: noncash share-based compensation - property management	(953)	(1,015)	(3,151)	(3,146)
Property management expenses, net	$27,684	$27,037	$83,362	$76,945

General and administrative expense	$18,336	$16,986	$56,128	$53,115
Less: noncash share-based compensation - general and administrative	(4,160)	(3,390)	(13,885)	(13,352)
General and administrative expense, net	$14,176	$13,596	$42,243	$39,763

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and nine months ended September 30, 2023 and 2022:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2023	2022	2023	2022
Net income per common share–diluted	$0.20	$0.14	$0.80	$0.47
Adjustments:
Conversion from GAAP share count	(0.03)	(0.01)	(0.10)	(0.06)
Noncontrolling interests in the Operating Partnership	0.03	0.02	0.10	0.06
Gain on sale and impairment of single-family properties and other, net	(0.08)	(0.06)	(0.44)	(0.20)
Adjustments for unconsolidated joint ventures	—	—	0.01	—
Depreciation and amortization	0.28	0.27	0.82	0.78
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.03)	(0.02)
FFO attributable to common share and unit holders	$0.39	$0.35	$1.16	$1.03
Adjustments:
Acquisition, other transaction costs and other	0.01	0.01	0.03	0.05
Noncash share-based compensation - general and administrative	0.01	0.01	0.03	0.03
Noncash share-based compensation - property management	—	—	0.01	0.01
Hurricane-related charges, net	—	0.02	—	0.02
Redemption of perpetual preferred shares	—	—	—	0.01
Core FFO attributable to common share and unit holders	$0.41	$0.39	$1.23	$1.15
Recurring Capital Expenditures	(0.06)	(0.06)	(0.14)	(0.13)
Leasing costs	—	—	(0.01)	—
Adjusted FFO attributable to common share and unit holders	$0.35	$0.33	$1.08	$1.02

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2023
Adjusted FFO attributable to common share and unit holders	$146,217
Common distributions	(91,434)
Retained Cash Flow	$54,783

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, and the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Amended and Restated Credit Agreement dated as of April 15, 2021, which has been filed as an exhibit to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Christopher C. Lau
Chief Executive Officer	Chief Financial Officer

Bryan Smith	Sara H. Vogt-Lowell
Chief Operating Officer	Chief Legal Officer

AMH Diversified Portfolio

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